UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

    On May 20, 2010, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) issued a press release announcing that it had satisfied the escrow conditions of its best efforts public offering of common stock and all investors to date have been admitted as shareholders.

A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 disclosure by reference.

Also on May 20, 2010, the Company issued a press release announcing that its board of directors had approved a monthly cash distribution in an amount representing an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share.

A copy of the press release is attached as Exhibit 99.2 and is incorporated into this Item 8.01 disclosure by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated May 20, 2010 Breaks Escrow
99.2	Press Release dated May 20, 2010 Declares Monthly Distribution to Common Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: May 20, 2010                                                                            /s/ R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)